EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Lithium Corporation. (fka Utalk Communications, Inc.)

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 6, 2009 with respect to the audited financial statements of Utalk Communications, Inc. for the year ended December 31, 2008.


/s/ MaloneBailey, LLP
---------------------------------
MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

February 1, 2010